                                                                     EXHIBIT 5.1

                                                    [Hogan & Hartson Letterhead]

                                October 16, 2001

Board of Directors
Nimbus Group, Inc.
(F/K/A Take To Auction.com, Inc.)
5555 Anglers Avenue
Suite 16
Ft. Lauderdale, FL 33312

Ladies and Gentlemen:

This firm has acted as counsel to Nimbus Group, Inc. (formerly known as Take To Auction.com, Inc.), a Florida corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of 2,442,857 shares (the "Shares") of common stock, par value $.001 per share, of the Company, issuable under the terms of the Take To Auction.com, Inc. 1999 Stock Option Plan (the "Plan"). This letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Second Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Florida on September 28, 2001 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  5. A certificate of good standing of the Company issued by the Secretary of State of the State of Florida dated October 1, 2001.

                  6. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on August 25, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  7. Resolutions of the Sole Shareholder of the Company adopted by unanimous written consent effective August 25, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Florida Business Corporations Act. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Florida Business Corporation Act" includes the statutory provisions contained therein, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms contemplated in the Plan and (iii) receipt by the Company of the consideration for the Shares in accordance with the terms of the Plan (the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                           Very truly yours,

                                           /s/ Hogan & Hartson L.L.P.

                                           HOGAN & HARTSON L.L.P.